UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): May 27, 2010
Nexstar Broadcasting Group, Inc. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Delaware (State or other jurisdiction of incorporation)	000-50478 (Commission File Number)	23-3083125 (IRS Employer Identification No.)
5215 N. O’Connor Blvd., Suite 1400 Irving, Texas 75039 (Address of Principal Executive Offices)	75039 (Zip Code)
(972) 373-8800 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The following matters were voted upon at the Annual Meeting of Shareholders held on May 27, 2010 and received the votes set forth below:

1.	All of the following persons nominated were elected to serve as directors and received the number of votes set opposite their respective names:

	FOR:	WITHHELD:	ABSTAIN:	BROKER NON-VOTES:
Perry A. Sook	140,949,295	2,780,267	—	4,292,736
Erik Brooks	140,947,595	2,781,967	—	4,292,736
Jay M. Grossman	140,765,041	2,964,521	—	4,292,736
Brent Stone	138,488,271	5,241,291	—	4,292,736
Tomer Yosef-Or	140,947,595	2,781,967	—	4,292,736
Royce Yudkoff	140,763,041	2,966,521	—	4,292,736
Geoff Armstrong	142,072,497	1,657,065	—	4,292,736
Michael Donovan	138,488,271	5,241,291	—	4,292,736
I. Martin Pompadur	142,139,905	1,589,657	—	4,292,736
Lisbeth McNabb	142,139,905	1,589,657	—	4,292,736

2.
A proposal to ratify the appointment of PricewaterhouseCoopers LLP as Nexstar Broadcasting Group, Inc.’s independent registered public accounting firm for the fiscal year ended December 31, 2010 received 146,818,947 votes FOR and 1,291 votes AGAINST, with 1,202,060 abstentions.

3.
A proposal to approve the repricing of certain stock options granted under Nexstar Broadcasting Group Inc.’s long-term equity incentive plans received 138,386,307 votes FOR and 4,168,630 votes AGAINST, with 1,174,625 abstentions and 4,292,736 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.

Date: June 2, 2010	By:	/s/ Thomas E. Carter
	Name:	Thomas E. Carter
	Title:	Chief Financial Officer (Principal Financial Officer)